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                                  AMENDMENT 1

                                       To

                            PARTICIPATION AGREEMENT

                                     Among

                             PUTNAM VARIABLE TRUST
                  PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP

                                      And

                       FORETHOUGHT LIFE INSURANCE COMPANY

      THIS AMENDMENT (the "Amendment") is made and entered into this      day of
April 2018, by and among FORTHOUGHT LIFE INSURANCE COMPANY (the "Company"),
PUTNAM VARIABLE TRUST (the "Trust"), and PUTNAM RETAIL MANAGEMENT LIMITED
PARTNERSHIP (the "Underwriter").

      WHEREAS, the Parties entered into a Participation Agreement dated November
6, 2012 (the "Agreement"); and

      WHEREAS, the Parties desire to amend the Agreement as set forth below;

      NOW, THEREFORE, in consideration of the mutual promises herein, the Company, the Trust and the Underwriter agree as follows:

   1. Global Atlantic Distributors, LLC ("GAD"), a broker-dealer registered under the 1934 Act, as amended (the "1934 Act"), and a member of the Financial Industry Regulatory Authority ("FINRA"), which serves as principal underwriter for the contracts of the Company, is hereby added as a party to the Agreement; and

   2. Under Article V. FEES AND EXPENSES, Section 5.1 is deleted in its entirety and replaced with Section 5.1 as state below; and

           5.1 Except as provided in Article VI, the Trust and Underwriter shall pay no fee or other compensation to GAD under this Agreement.

   3. Under Article VI. SERVICE FEES, Sections 6.1 through 6.6 are deleted in their entirety and replaced with the following:

           6.1 So long as GAD or its designee complies with its obligations in this Article VI, the Underwriter shall pay GAD or its designee a service fee (the "Service Fee") on shares of the Funds held in the Accounts at the annual rates specified in Schedule B (excluding any accounts for the Company's own corporate retirement plans), subject to
      Section 6.2 hereof.

           6.2 GAD understands and agrees that all Service Fee payments are subject to the limitations contained in each Fund's Distribution Plan, which may be varied or discontinued at

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      any time and hereby waives the right to receive such Service Fee payments with respect to the Fund if the Fund ceases to pay 12b-1 fees to the Underwriter.

           6.3    (a)    GAD's failure to provide the services described in
      Section 6.4 or otherwise comply with the terms of this Agreement will render it ineligible to receive Service Fees; and

                  (b) the Underwriter may, without the consent of GAD, amend this Article VI to change the terms of the Service Fee payments with prior written notice to GAD.

           6.4 GAD or its designee, will provide the following services to the Contract Owners purchasing Fund shares:

           (i) Maintaining regular contact with Contract owners and assisting in answering inquiries concerning the Funds;

           (ii) Assisting in printing and distributing of shareholder reports, prospectuses and other sale and service literature provided by the Underwriter;

           (iii) Assisting the Underwriter and its affiliates in the establishment and maintenance of shareholder accounts and records;

           (iv) Assisting Contract owners in effecting administrative changes, such as exchanging shares in or out of the Funds;

           (v) Assisting in processing purchase and redemption transactions; and

           (vi) Providing any other information or services as the Contract owners or the Underwriter may reasonably request.

           GAD will support the Underwriter's marketing efforts by granting reasonable requests for visits to the Company's offices by representatives of the Underwriter.

           6.5 The provisions of this Article VI shall remain in effect for not more than one year from the date hereof and thereafter for successive annual periods only so long as such continuance is specifically approved as least annually by the Trustees in conformity with Rule 12b-1. This Agreement shall automatically terminate in the event of its assignment (as defined by the 1940
Act). In addition, this Article VI may be terminated at any time, without the payment of any penalty, with respect to any Fund or the Trust as a whole by any party upon written notice delivered or mailed by registered mail, postage prepaid, to the other party, or, as provided in Rule 12b-1 under the 1940 Act by the Trustees or by the vote of the holders of the outstanding voting securities of any Fund.

           6.6 The Underwriter shall provide the Trustees of each of the Funds, and such Trustees shall review at least quarterly, a written report of the amounts paid to GAD under this Article VI and the purposes for which such expenditures were made.

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   4. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect; and

   5. This Amendment may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

   IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified above.

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
                                                                FORETHOUGHT LIFE INSURANCE COMPANY
                                                                By its authorized officer,


                                                                -----------------------------------------------------------------
                                                                Name:
                                                                Title:


                                                                GLOBAL ATLANTIC DISTRIBUTORS, INC.
                                                                By its authorized officer,


                                                                -----------------------------------------------------------------
                                                                Name:
                                                                Title:


                                                                PUTNAM VARIABLE TRUST
                                                                By its authorized officer,


                                                                -----------------------------------------------------------------
                                                                Name:
                                                                Title:


                                                                PUTNAM RETAIL MANAGEMENT LIMITED PARTNERSHIP
                                                                By its authorized officer,


                                                                -----------------------------------------------------------------
                                                                Name:
                                                                Title: